GUARANTY OF PAYMENT

KNOW ALL MEN BY THESE PRESENTS:

Jeffrey T. Dowling ("Dowling"), a Florida resident, has requested a Guaranty of Payment with regard to that certain Three Hundred Sixty Five Thousand Four Hundred Eighty Seven Dollars and 50/100 ($365,487.50) obligation to Dowling by Nurses PRN Acquisition Corp., a Nevada corporation ("Nurses PRN"), pursuant to the Assumption Agreement (the "Agreement") dated the date hereof, by and among Dowling, Nurses PRN and Nurses PRN, LLC. The undersigned, Medical Staffing Solutions, Inc., a Nevada corporation ("Guarantor"), has agreed to execute this Guaranty of Payment (the "Guaranty") to satisfy such request. Pursuant to the Agreement, Nurses PRN has agreed to assume that certain Promissory Note (the "Note") in the amount of $500,000, dated July 15, 2003 and issued to Dowling by Nurses PRN, LLC.

NOW, THEREFORE, in consideration of Ten Dollars and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees to the following terms and conditions:

1. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment by Nurses PRN of Nurses PRN's obligations under the Note to the extent that the total value of Robert Murphy and Linda Romano's interest in 3,166,666 shares of Guarantor's common stock, par value $0.001 per share ("Dowling Security Shares") is less than the principal and accrued interest on the Note (collectively, the "Obligations"). This Guaranty shall remain in full force and effect as written until actual payment in full of all of Nurses PRN's Obligations under the Note or until terminated by written agreement between Dowling and Guarantor.

2. Guarantor shall pay any sums required to be paid by Nurses PRN under the Note which are not paid when due to the extent the that total value of the Dowling Security Shares as of the date hereof is less than the principal and accrued interest on the Note.

3. This Guaranty shall inure to the benefit of Dowling and its successors and assigns and shall be binding on Guarantor and its successors and permitted assigns. This Guaranty may not be assigned by Guarantor without the written consent of Dowling. No provision of this Guaranty can be changed, waived or discharged except by an instrument in writing signed by Dowling and Guarantor. No course of dealing or delay or omission on the part of Dowling in exercising any right under this Guaranty shall operate as a waiver thereof or otherwise be prejudicial thereto.

4. The Guarantor irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of or relating to this Guaranty shall be brought, at the option of Dowling, in any State or Federal court of record in Miami-Dade County in the State of Florida, consents to the jurisdiction of each such court in any suit, action or proceeding, and waives any objection which it may have to the venue of any such suit, action or proceeding in any of such courts.

5. This Guaranty shall be construed under the laws of the State of Florida without giving effect to the principles of conflicts of laws thereof.

6. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

7. **GUARANTOR AND DOWLING HEREBY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS GUARANTY, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR GUARANTOR'S ENTERING INTO THE SUBJECT TRANSACTION.**

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty of Payment on the date set forth below.

WITNESSES:

Name: Clayton Parker
Date: June 16, 2005

Name:
Date: June 16, 2005

GUARANTOR:

MEDICAL STAFFING SOLUTIONS, INC.

Name: Dr. B.B. Sahay, President
Date: June 16, 2005

STATE OF FLORIDA

SS:

COUNTY OF MIAMI-DADE

The foregoing instrument was acknowledged before me this 16th day of June, 2005, by Dr. B.B. Sahay, as President (title) of Medical Staffing Solutions, Inc. He/She (X) is personally known to me or ( ) has produced ____________________ as identification and who did (did not) take an oath.

My commission expires:

NOTARY PUBLIC:

Jacqueline G. Hodes

(Signature of Notary Public)

Jacqueline G. Hodes

(Printed Name of Notary Public)

STATE OF Florida AT LARGE

(SEAL)

Jacqueline Hodes
My Commission DD226735
Expires March 09, 2007